Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a “group” (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Cerulean Pharma, Inc.

Dated February 13, 2015

Lux Ventures II, L.P.

By:	Lux Venture Partners II, L.P.
its General Partner

	By:	Lux Venture Associates II, LLC
its General Partner

		By:	Lux Capital Management, LLC
its Sole Member

			By:	*
			Name:	Peter Hebert
			Title:	Managing Director

Lux Ventures II Sidecar, L.P.

By:	Lux Venture Partners II, L.P.
its General Partner

	By:	Lux Venture Associates II, LLC
its General Partner

		By:	Lux Capital Management, LLC
its Sole Member

			By:	*
			Name:	Peter Hebert
			Title:	Managing Director

Lux Venture Partners II, L.P.

By:	Lux Venture Associates II, LLC
its General Partner

	By:	Lux Capital Management, LLC
its Sole Member

		By:	*
		Name:	Peter Hebert
		Title:	Managing Director

Lux Venture Associates II, LLC

By:	Lux Capital Management, LLC
its Sole Member

	By:	*
	Name:	Peter Hebert
	Title:	Managing Director

Lux Capital Management, LLC

By:	*
Name:	Peter Hebert
Title:	Managing Director

*
Joshua Wolfe

*
Peter Hebert

* By:	/s/ Peter Hebert
Peter Hebert as
Attorney-in-Fact

This Agreement was executed by Peter Hebert pursuant to Powers of Attorney attached hereto as Exhibit 3 and incorporated herein by reference.